Exhibit 99.1

Zuora Reports Second Quarter Fiscal 2024 Results
Subscription revenue grew 14% year-over-year, 16% on a constant currency basis
Total revenue grew 9% year-over-year, 11% on a constant currency basis
Operating cash flow grew to $5.4 million compared to negative $4.8 million last year
Adjusted free cash flow grew to $4.0 million compared to negative $7.5 million last year
Redwood City, Calif. – August 23, 2023 – Zuora, Inc. (NYSE: ZUO), a leading monetization suite for modern businesses, today announced financial results for its fiscal second quarter ended July 31, 2023.
“The second quarter was another solid quarter. We executed on our strategy and delivered on our guidance,” said Tien Tzuo, Founder and CEO of Zuora. “As the world continues to embrace recurring revenue, companies are coming to Zuora for our differentiated, hard-to-replicate technology. Our amazing list of customers is helping us build a long-term, durable business.”

Second Quarter Fiscal 2024 Financial Results:
•Revenue: Subscription revenue was $95.5 million, an increase of 14% year-over-year and 16% on a constant currency basis. Total revenue was $108.0 million, an increase of 9% year-over-year and 11% on a constant currency basis.
•GAAP Loss from Operations: GAAP loss from operations was $18.2 million, compared to a loss from operations of $30.2 million in the second quarter of fiscal 2023.
•Non-GAAP Income (Loss) from Operations: Non-GAAP income from operations was $9.6 million, compared to a non-GAAP loss from operations of $0.2 million in the second quarter of fiscal 2023.
•GAAP Net Loss: GAAP net loss was $22.6 million, or 21% of revenue, compared to a net loss of $29.9 million, or 30% of revenue, in the second quarter of fiscal 2023. GAAP net loss per share was $0.16 based on 138.6 million weighted-average shares outstanding, compared to a net loss per share of $0.23 based on 130.3 million weighted-average shares outstanding in the second quarter of fiscal 2023.
•Non-GAAP Net Income (Loss): Non-GAAP net income was $10.0 million, compared to a non-GAAP net loss of $4.4 million in the second quarter of fiscal 2023. Non-GAAP net income per share was $0.07 based on 138.6 million weighted-average shares outstanding, compared to a non-GAAP net loss per share of $0.03 based on 130.3 million weighted-average shares outstanding in the second quarter of fiscal 2023.
•Cash Flow: Net cash provided by operating activities was $5.4 million, compared to net cash used in operating activities of $4.8 million in the second quarter of fiscal 2023.
•Adjusted Free Cash Flow: Adjusted free cash flow was $4.0 million compared to negative $7.5 million in the second quarter of fiscal 2023.
•Cash and Investments: Cash and cash equivalents and short-term investments were $406.2 million as of July 31, 2023.
Descriptions of our non-GAAP financial measures are contained in the section titled "Explanation of Non-GAAP Financial Measures" below and reconciliations of GAAP and non-GAAP financial measures are contained in the tables below.

Key Metrics and Business Highlights:
•Customers with annual contract value (ACV) equal to or greater than $250,000 were 444, up from 407 as of July 31, 2022. Seven of the deals that closed in the quarter ended July 31, 2023 had ACV equal to or greater than $500,000, one of which had ACV greater than $1.0 million.
•Dollar-based retention rate (DBRR) was 107%, compared to 111% as of July 31, 2022.
•Annual Recurring Revenue (ARR) was $384.2 million compared to $337.6 million as of July 31, 2022, representing ARR growth of 14%.
•Appointed Pete Hirsch as our Chief Product and Technology Officer, formerly Chief Technology Officer at BlackLine.
•Announced multiple product enhancements at Subscribed Live, including:
◦Zephr, the world’s first Subscriber-Led Growth engine, which has expanded beyond media and publishing to now support Subscriber-Led Growth in SaaS, gaming, fitness, hospitality and other markets. With Zephr’s new Dynamic Offers, companies can present tailored offers that target each subscriber and deliver ongoing value.
◦Zuora for Consumption, which provides end-to-end billing and revenue recognition specifically designed for the variability of consumption, including numerous new pricing models. The solution also allows companies to analyze complex consumption data to improve pricing models and provide transparency into consumption charges.
◦Zuora Command Center, a central solution for Zuora admins to monitor critical activity, manage multiple environments and troubleshoot issues with the support of embedded AI.
◦Zuora Warehouse and BYOW technology to power large-volume, high-speed data analysis directly within Zuora, helping companies better analyze the performance of their business and take action on these insights.
•New customers and go-lives included DISH Wireless, The Atlantic and Guesty.
Financial Outlook:
As of August 23, 2023, we are providing guidance for the third quarter and full fiscal year 2024 based on current market conditions and expectations. We emphasize that the guidance is subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below.
For the third quarter and full fiscal year 2024, Zuora currently expects the following results:

	Third Quarter	Fiscal 2024
Subscription revenue	$96.5M - $97.5M	$380.0M - $384.0M
Professional services revenue	$11.0M - $12.0M	$48.0M - $49.0M
Total revenue	$107.5M - $109.5M	$428.0M - $433.0M
Non-GAAP income from operations[1]	$10.0M - $11.0M	$34.0M - $36.0M
Non-GAAP net income per share[1,2]	$0.05 - $0.06	$0.21 - $0.23
ARR growth[3]		12% - 15%
Dollar-based Retention Rate[3]		107% - 109%
Adjusted Free Cash Flow[1]		$28.0M+

(1) For information on how we derive our non-GAAP financial measures, see the section titled "Explanation of Non-GAAP Financial Measures" below. Zuora has not reconciled its guidance for non-GAAP income from operations to GAAP loss from operations or non-GAAP net income per share to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Additionally, adjusted free cash flow has not been reconciled to operating cash flows as it cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation of these non-GAAP measures is not available without unreasonable effort.
(2) Non-GAAP net income per share was computed assuming 141.6 million and 140.3 million weighted-average shares outstanding for the third quarter and full fiscal year 2024, respectively.
(3) Refer to the "Explanation of Key Operational and Financial Metrics" section below for how these metrics are calculated.
These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Explanation of Key Operational and Financial Metrics:
Customers with annual contract value (ACV) equal to or greater than $250,000. We define ACV as the subscription revenue we would contractually expect to recognize from a customer over the next twelve months, assuming no increases or reductions in their subscriptions. We define the number of customers at the end of any particular period as the number of parties or organizations that have entered into a distinct subscription contract with us and for which the term has not ended. Each party with whom we have entered into a distinct subscription contract is considered a unique customer, and in some cases, there may be more than one customer within a single organization.
Dollar-based Retention Rate (DBRR). We calculate DBRR as of a period end by starting with the sum of the ACV from all customers as of twelve months prior to such period end, or prior period ACV. We then calculate the sum of the ACV from these same customers as of the current period end, or current period ACV. Current period ACV includes any upsells and also reflects contraction or attrition over the trailing twelve months but excludes revenue from new customers added in the current period. We then divide the current period ACV by the prior period ACV to arrive at our dollar-based retention rate.

Annual Recurring Revenue (ARR). ARR represents the annualized recurring value at the time of initial booking or contract modification for all active subscription contracts at the end of a reporting period. ARR excludes the value of non-recurring revenue such as professional services revenue as well as contracts with new customers with a term of less than one year. ARR should be viewed independently of revenue and deferred revenue, and is not intended to be a substitute for, or combined with, any of these items. ARR growth is calculated by dividing the ARR as of a period end by the ARR for the corresponding period end of the prior fiscal year.

Webcast and Conference Call Information:
Zuora will host a conference call for investors on August 23, 2023 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live webcast of the conference call by visiting https://investor.zuora.com. A replay of the webcast will be available through August 21, 2024. The call can also be accessed live via phone by the toll-free dial-in number: 1-888-440-5655 or toll dial-in number: 1-646-960-0338 with conference ID 8022374. An audio replay will be available shortly after the call and can be accessed by dialing 1-800-770-2030 or 1-647-362-9199 with conference ID 8022374 available from August 23, 2023 at 4:00 p.m. PT to August 30, 2023 at 11:59 p.m. PT.

Explanation of Non-GAAP Financial Measures:
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures including: subscription revenue and total revenue that exclude the impact of foreign currency exchange rate fluctuations (constant currency basis); non-GAAP cost of subscription revenue; non-GAAP subscription gross margin; non-GAAP cost of professional services revenue; non-GAAP professional services gross margin; non-GAAP gross profit; non-GAAP gross margin; non-GAAP income (loss) from operations; non-GAAP operating margin; non-GAAP net income (loss); non-GAAP net income (loss) per share; and adjusted free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.
We use non-GAAP financial measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our Board of Directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We also believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.
We exclude the following items from one or more of our non-GAAP financial measures:
•Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given it is calculated using a variety of valuation methodologies and subjective assumptions.
•Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, because we do not believe it has a direct correlation to the operation of our business.
•Charitable contributions. We exclude expenses associated with charitable donations of our common stock. We believe that excluding these non-cash expenses allows investors to make more meaningful comparisons between our operating results and those of other companies.
•Shareholder litigation. We exclude non-recurring charges and benefits, net of insurance recoveries, including litigation expenses and settlements, related to shareholder litigation matters that are outside of the ordinary course of our business. We believe these charges and benefits do not have a direct correlation to the operations of our business and may vary in size depending on the timing and results of such litigation and related settlements.

•Asset impairment. We exclude non-cash charges for impairment of assets, including impairments related to internal-use software and office leases. Impairment charges can vary significantly in terms of amount and timing and we do not consider these charges indicative of our current or past operating performance. Moreover, we believe that excluding the effects of these charges allows investors to make more meaningful comparisons between our operating results and those of other companies.
•Change in fair value of warrant liabilities. We exclude the change in fair value of warrant liabilities, which is a non-cash gain or loss, as it can fluctuate significantly with changes in Zuora's stock price and market volatility, and does not reflect the underlying cash flows or operational results of the business.
•Acquisition-related transactions. We exclude acquisition-related transactions (including integration-related charges) that are not related to our ongoing operations, including expenses we incurred and gains or losses recognized on contingent consideration related to our acquisition of Zephr. We do not consider these transactions reflective of our core business or ongoing operating performance.

•Workforce reduction. We exclude charges related to the workforce reduction plan we approved in November 2022, including severance, health care and related expenses. We believe these charges are not indicative of our continuing operations.
Additionally, we disclose "adjusted free cash flow", which is a non-GAAP measure that excludes acquisition-related costs (including integration-related charges) and expenses related to non-ordinary course litigation (including settlement charges) from GAAP operating cash flows, and includes capital expenditures. We believe this measure is meaningful to investors because management reviews cash flows generated from operations excluding such expenditures that are not related to our ongoing operations.
Zuora also provides subscription revenue and total revenue, including year-over-year growth rates, adjusted to remove the impact of foreign currency rate fluctuations, which we refer to as constant currency. We believe providing revenue on a constant currency basis helps our investors to better understand our underlying performance. We calculate constant currency in a given period by applying the average currency exchange rates in the comparable period of the prior year to the local currency revenue in the current period.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

Forward-Looking Statements:
Zuora’s Financial Outlook and other statements in this release that refer to future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management's expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our Form 10-Q filed with the Securities and Exchange Commission on June 1, 2023 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: we may be unable to attract new customers and expand sales to existing customers; adverse impacts on our business and financial condition due to macroeconomic or market conditions, such as inflation, rising interest rates, and banking system instability; we may not be able to manage our future growth and profitability plans effectively; monetization platform software and related solutions, as well as consumer adoption of products and services that are provided through such solutions, may develop slower than we expect; the risk of currency exchange rate fluctuations; the risk of loss of key employees; we face intense competition in our markets and may not be able to compete effectively; we have a history of net losses and may not achieve or sustain profitability; challenges related to growing our relationships with strategic partners such as systems integrators and their effectiveness in selling our products; our products may fail to gain, or lose, market acceptance; our product development efforts may be unsuccessful; we face risks with our debt obligations; we may not be able to develop and release new products and services, or successful enhancements, new features and modifications to our existing products and services; customers may fail to successfully deploy our solution after entering into a subscription agreement with us; our sales and product initiatives may not be successful or the expected benefits of such initiatives may not be achieved in a timely manner; our security measures may be breached or our products may be perceived as not being secure; we may be unable to adequately protect our intellectual property; we may experience interruptions or performance problems, including a service outage, associated with our technology; litigation and related costs; geopolitical conflicts or destabilizing events, such as the ongoing conflict in Ukraine; other business effects, including those related to industry, market, economic, political, regulatory and global health conditions and other risks and uncertainties. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
About Zuora, Inc.
Zuora provides a leading monetization suite for modern businesses across all industries, enabling companies to unlock and grow customer-centric business models. Zuora serves as an intelligent hub that monetizes and orchestrates the complete quote to cash and revenue recognition process at scale. Through its industry leading technology and expertise, Zuora helps more than 1,000 companies around the world, including BMC Software, Box, Caterpillar, General Motors, Penske Media Corporation, Schneider Electric, Siemens and Zoom nurture and monetize direct, digital customer relationships. Headquartered in Silicon Valley, Zuora operates offices around the world in the Americas, EMEA and APAC. To learn more about the Zuora monetization suite, please visit www.zuora.com.
Investor Relations Contact:
Carolyn Bass
investorrelations@zuora.com
415-378-6114
Media Relations Contact:
Margaret Pack
press@zuora.com
619-609-3919
© 2023 Zuora, Inc. All Rights Reserved. Zuora, Subscribed, Subscription Economy, Powering the Subscription Economy, Subscription Economy Index, Zephr, and Subscription Experience Platform are trademarks or registered trademarks of Zuora, Inc. Third party trademarks mentioned above are owned by their respective companies. Nothing in this press release should be construed to the contrary, or as an approval, endorsement or sponsorship by any third parties of Zuora, Inc. or any aspect of this press release.
SOURCE: Zuora Financial

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Revenue:
Subscription	$95,473	$83,811	$185,184	$162,311
Professional services	12,575	14,964	25,959	29,663
Total revenue	108,048	98,775	211,143	191,974
Cost of revenue:
Subscription[1]	21,338	19,572	41,926	38,297
Professional services[1]	16,443	19,077	33,201	36,587
Total cost of revenue	37,781	38,649	75,127	74,884
Gross profit	70,267	60,126	136,016	117,090
Operating expenses:
Research and development[1]	26,256	26,354	51,924	49,226
Sales and marketing[1]	42,799	45,146	84,243	85,603
General and administrative[1]	19,451	18,816	38,267	36,106
Total operating expenses	88,506	90,316	174,434	170,935
Loss from operations	(18,239)	(30,190)	(38,418)	(53,845)
Change in fair value of warrant liability	(4,786)	4,524	(4,756)	8,896
Interest expense	(4,607)	(4,419)	(8,994)	(6,203)
Interest and other income (expense), net	5,657	704	11,367	(1,089)
Loss before income taxes	(21,975)	(29,381)	(40,801)	(52,241)
Income tax provision	587	529	1,056	837
Net loss	(22,562)	(29,910)	(41,857)	(53,078)
Comprehensive loss:
Foreign currency translation adjustment	(404)	(316)	(687)	(675)
Unrealized gain (loss) on available-for-sale securities	172	(278)	512	(676)
Comprehensive loss	$(22,794)	$(30,504)	$(42,032)	$(54,429)
Net loss per share, basic and diluted	$(0.16)	$(0.23)	$(0.30)	$(0.41)
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted	138,605	130,280	137,417	129,384
_____________________
(1) Stock-based compensation expense was recorded in the following cost and expense categories:

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Cost of subscription revenue	$2,180	$2,281	$4,539	$4,080
Cost of professional services revenue	3,229	3,690	6,250	6,707
Research and development	6,752	7,465	13,496	13,431
Sales and marketing	8,689	9,959	16,666	17,415
General and administrative	5,798	4,818	10,921	9,405
Total stock-based compensation expense	$26,648	$28,213	$51,872	$51,038

ZUORA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	July 31, 2023	January 31, 2023
Assets
Current assets:
Cash and cash equivalents	$323,281	$203,239
Short-term investments	82,953	183,006
Accounts receivable, net	81,225	91,740
Deferred commissions, current portion	15,330	16,282
Prepaid expenses and other current assets	26,124	24,285
Total current assets	528,913	518,552
Property and equipment, net	25,915	27,159
Operating lease right-of-use assets	26,628	22,768
Purchased intangibles, net	11,724	13,201
Deferred commissions, net of current portion	27,013	28,250
Goodwill	57,148	53,991
Other assets	4,511	4,677
Total assets	$681,852	$668,598
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,016	$1,073
Accrued expenses and other current liabilities	98,770	103,678
Accrued employee liabilities	30,355	30,483
Deferred revenue, current portion	164,564	167,145
Operating lease liabilities, current portion	7,895	9,240
Total current liabilities	302,600	311,619
Debt, net of current portion	214,401	210,403
Deferred revenue, net of current portion	1,175	442
Operating lease liabilities, net of current portion	39,865	37,924
Deferred tax liabilities	3,720	3,717
Other long-term liabilities	7,364	7,333
Total liabilities	569,125	571,438
Stockholders’ equity:
Class A common stock	13	13
Class B common stock	1	1
Additional paid-in capital	917,081	859,482
Accumulated other comprehensive loss	(1,094)	(919)
Accumulated deficit	(803,274)	(761,417)
Total stockholders’ equity	112,727	97,160
Total liabilities and stockholders’ equity	$681,852	$668,598

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended July 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(41,857)	$(53,078)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and accretion	8,892	8,882
Stock-based compensation	51,872	51,038
Provision for credit losses	279	1,134
Donation of common stock to charitable foundation	—	1,000
Amortization of deferred commissions	9,746	9,346
Reduction in carrying amount of right-of-use assets	3,116	4,070
Change in fair value of warrant liability	4,756	(8,896)
Other	186	267
Changes in operating assets and liabilities:
Accounts receivable	9,726	13,436
Prepaid expenses and other assets	(4,317)	(2,823)
Deferred commissions	(7,647)	(10,629)
Accounts payable	(63)	692
Accrued expenses and other liabilities	(5,102)	1,848
Accrued employee liabilities	(128)	(3,228)
Deferred revenue	(1,848)	(4,404)
Operating lease liabilities	(7,630)	(6,473)
Net cash provided by operating activities	19,981	2,182
Cash flows from investing activities:
Purchases of property and equipment	(3,838)	(6,084)
Purchases of short-term investments	(61,745)	(195,685)
Maturities of short-term investments	165,128	55,263
Cash paid for acquisition	(4,524)	—
Net cash provided by (used in) investing activities	95,021	(146,506)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	—	233,901
Proceeds from issuance of common stock upon exercise of stock options	962	1,522
Proceeds from issuance of common stock under employee stock purchase plan	4,765	4,485
Principal payments on debt	—	(1,480)
Net cash provided by financing activities	5,727	238,428
Effect of exchange rates on cash and cash equivalents	(687)	(675)
Net increase in cash and cash equivalents	120,042	93,429
Cash and cash equivalents, beginning of period	203,239	113,507
Cash and cash equivalents, end of period	$323,281	$206,936

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages)
(unaudited)

Subscription Gross Margin

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Reconciliation of cost of subscription revenue:
GAAP cost of subscription revenue	$21,338	$19,572	$41,926	$38,297
Less:
Stock-based compensation	(2,180)	(2,281)	(4,539)	(4,080)
Amortization of acquired intangibles	(738)	(372)	(1,476)	(926)
Workforce reduction	—	—	(38)	—
Non-GAAP cost of subscription revenue	$18,420	$16,919	$35,873	$33,291
GAAP subscription gross margin	78%	77%	77%	76%
Non-GAAP subscription gross margin	81%	80%	81%	79%

Professional Services Gross Margin

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Reconciliation of cost of professional services revenue:
GAAP cost of professional services revenue	$16,443	$19,077	$33,201	$36,587
Less:
Stock-based compensation	(3,229)	(3,690)	(6,250)	(6,707)
Workforce reduction	(46)	—	(46)	—
Non-GAAP cost of professional services revenue	$13,168	$15,387	$26,905	$29,880
GAAP professional services gross margin	(31)%	(27)%	(28)%	(23)%
Non-GAAP professional services gross margin	(5)%	(3)%	(4)%	(1)%

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(in thousands, except percentages)
(unaudited)

Total Gross Margin

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Reconciliation of gross profit:
GAAP gross profit	$70,267	$60,126	$136,016	$117,090
Add:
Stock-based Compensation	5,409	5,971	10,789	10,787
Amortization of Acquired Intangibles	738	372	1,476	926
Workforce Reduction	46	—	84	—
Non-GAAP gross profit	$76,460	$66,469	$148,365	$128,803
GAAP gross margin	65%	61%	64%	61%
Non-GAAP gross margin	71%	67%	70%	67%

Operating (Loss) Income and Operating Margin

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Reconciliation of (loss) income from operations:
GAAP loss from operations	$(18,239)	$(30,190)	$(38,418)	$(53,845)
Add:
Stock-based Compensation	26,648	28,213	51,872	51,038
Amortization of Acquired Intangibles	738	372	1,476	926
Charitable Contribution	—	1,000	—	1,000
Shareholder Litigation	208	110	243	230
Acquisition-related Transactions	158	344	192	344
Workforce Reduction	46	—	265	—
Non-GAAP income (loss) from operations	$9,559	$(151)	$15,630	$(307)
GAAP operating margin	(17)%	(31)%	(18)%	(28)%
Non-GAAP operating margin	9%	—%	7%	—%

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(in thousands, except per share data)
(unaudited)

Net (Loss) Income and Net (Loss) Income Per Share

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Reconciliation of net (loss) income:
GAAP net loss	$(22,562)	$(29,910)	$(41,857)	$(53,078)
Add:
Stock-based Compensation	26,648	28,213	51,872	51,038
Amortization of Acquired Intangibles	738	372	1,476	926
Charitable Contribution	—	1,000	—	1,000
Shareholder Litigation	208	110	243	230
Change in Fair Value of Warrant Liability	4,786	(4,524)	4,756	(8,896)
Acquisition-related Transactions	158	344	192	344
Workforce Reduction	46	—	265	—
Non-GAAP net income (loss)	$10,022	$(4,395)	$16,947	$(8,436)
GAAP net loss per share, basic and diluted[1]	$(0.16)	$(0.23)	$(0.30)	$(0.41)
Non-GAAP net income (loss) per share, basic and diluted[1]	$0.07	$(0.03)	$0.12	$(0.07)
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(1) For the three months ended July 31, 2023 and 2022, GAAP and Non-GAAP net (loss) income per share are calculated based upon 138.6 million and 130.3 million basic and diluted weighted-average shares of common stock, respectively. For the six months ended July 31, 2023 and 2022, GAAP and Non-GAAP net (loss) income per share are calculated based upon 137.4 million and 129.4 million basic and diluted weighted-average shares of common stock, respectively.

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(in thousands, except percentages)
(unaudited)

Adjusted Free Cash Flow

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Net cash provided by (used in) operating activities (GAAP)	$5,388	$(4,801)	$19,981	$2,182
Add:
Shareholder litigation	726	161	753	183
Acquisition-related costs	91	—	107	—
Less:
Purchases of property and equipment	(2,181)	(2,821)	(3,838)	(6,084)
Adjusted free cash flow (non-GAAP)	$4,024	$(7,461)	$17,003	$(3,719)
Net cash provided by (used in) investing activities (GAAP)	$74,719	$(142,619)	$95,021	$(146,506)
Net cash provided by financing activities (GAAP)	$5,190	$4,046	$5,727	$238,428

Constant Currency Revenue

	Three Months Ended July 31,			Six Months Ended July 31,
	2023	2022	Growth Rates	2023	2022	Growth Rates
Subscription revenue (GAAP)	$95,473	$83,811	14%	$185,184	$162,311	14%
Effects of foreign currency rate fluctuations	2,032			4,773
Subscription revenue on a constant currency basis (Non-GAAP)	$97,505		16%	$189,957		17%

Total revenue (GAAP)	$108,048	$98,775	9%	$211,143	$191,974	10%
Effects of foreign currency rate fluctuations	2,003			4,881
Total revenue on a constant currency basis (Non-GAAP)	$110,051		11%	$216,024		13%